Exhibit 99.1

[SUNTRUST LOGO]

Contact:
Investors	Media
Gary Peacock	Barry Koling
(404) 658-4879	(404) 230-5268

For Immediate Release

October 9, 2003

SunTrust Reports Third Quarter Earnings

Company Says Quarter Demonstrates Basic Earnings Power, Potential

ATLANTA - SunTrust Banks, Inc. (NYSE: STI) today reported net income for the third quarter of 2003 of $331.6 million, down 3% from the third quarter of 2002. Net income per diluted share was $1.18, down 2% from the $1.20 per diluted share earned in the third quarter of 2002, but up $0.01 per share from the $1.17 earned in the first and second quarters of 2003.

“When you look beyond bottom line comparisons with the prior year, it’s clear that the third quarter was another quarter of solid, revenue-based performance that demonstrates not only our current earnings power, but also SunTrust’s considerable potential to deliver even stronger results as the economy and interest rate environment continue to improve,” said L. Phillip Humann, SunTrust chairman, president and CEO. Mr. Humann said the third quarter benefited in particular from “emerging growth in net interest income, as we have been expecting, along with continued strong fee income growth and success in control of operating expense growth.”

Mr. Humann noted that revenue excluding net securities gains (fully taxable-equivalent net interest income plus noninterest income less net securities gains) increased to $1,387.8 million in the third quarter, up over 5% from the third quarter of 2002. The Company believes revenue excluding net securities gains, which primarily reflects customer-driven business activities, is an important measure of future performance potential.

For the third quarter of 2003, reported return on average total assets (ROA) was 1.04%, and return on average total equity (ROE) was 14.24%. Return on average assets less net unrealized gains on securities was 1.06% and return on average realized equity was 17.06%. The Company believes ROA and ROE excluding net unrealized gains from the Company’s securities portfolio are more relevant performance measures due to SunTrust’s ownership of 48 million shares of The Coca-Cola Company.

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For the first nine months of 2003, net income was $989.8 million, essentially the same result as the $991.6 million earned in the same period of 2002. Net income per diluted share was $3.52, up 2% from the first nine months of 2002. ROA was 1.09%, and ROE was 14.76%. Return on average assets less net unrealized gains on securities was 1.11% and return on average realized equity was 17.68%.

SunTrust believes operating earnings of the Company, which exclude certain, merger-related charges, is also an appropriate indicator of basic business performance. Operating income for the first nine months was $989.8 million, down 4% from the $1,031.4 million earned in the comparable 2002 period. SunTrust pointed out, however, that net income for the first nine months of 2002 was reduced by $39.8 million, or $0.14 per share, in after-tax merger charges attributed to the acquisition of the Florida franchise of Huntington Bancshares.

Fully taxable-equivalent net interest income was $844.4 million in the third quarter, up 4% from the third quarter of 2002. The net interest margin for the quarter was 2.98%, down seven basis points from the second quarter of 2003. SunTrust noted that excluding the impact of compliance with FASB Interpretation No. 46, which required the consolidation of Three Pillars Funding Corp. (Three Pillars), a multi-seller commercial paper conduit, and excluding the impact of consolidating the Company’s affordable housing partnerships, the net interest margin was up one basis point from the second quarter of 2003.

Average loans for the third quarter were $77.7 billion, up 8% from the third quarter of 2002, and average earning assets were $112.3 billion, up 18% from the third quarter of 2002. Not including the impact of Three Pillars, average loans in the third quarter were up 6% and average earning assets were up 15% from the third quarter of 2002.

Average consumer and commercial deposits for the third quarter were $70.9 billion, up 7% from the third quarter of 2002. SunTrust said the strong deposit growth reflected the success of the Company’s intensifying focus on sales and customer service.

The positive impact of SunTrust’s sales focus was also reflected in noninterest income excluding net securities gains of $543.4 million in the quarter, up 8% from the third quarter of 2002. Total noninterest income including net securities gains was $574.5 million for the quarter, up 5% from the third quarter of 2002. Third quarter 2003 noninterest income included $16.6 million related to the Company’s affordable housing partnerships which were consolidated this quarter. Noninterest income excluding net securities gains represented 39% of total revenue for the third quarter of 2003.

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Total noninterest expense in the third quarter was $859.9 million, up 11% from the third quarter of 2002. SunTrust noted, however, that third quarter 2003 expenses included $14.1 million in expenses related to the Company’s affordable housing partnerships which were consolidated this quarter. In addition, the third quarter of 2003 was the first full quarter to reflect operating expenses of Lighthouse Community Bank, which was acquired by SunTrust in the second quarter of this year. Adjusting for the impact of these factors, SunTrust said expenses were up only 0.4% from the prior quarter, a level consistent with the Company’s ongoing focus on expense discipline.

Net charge-offs in the third quarter were $79.3 million, or 0.40%, of average loans. However, adjusting for the effects of consolidating Three Pillars, charge-offs were 0.42% of average loans, an improvement of two basis points from the second quarter of 2003. The provision for loan losses was $79.8 million for the third quarter.

Nonperforming assets were $463.8 million at quarter end, or 0.59% (0.60% adjusting for the effect of consolidating Three Pillars), of loans, other real estate owned and other repossessed assets, down 10% from $515.4 million as of June 30, 2003. Nonperforming assets at September 30, 2003 included $432.6 million in nonperforming loans, $19.6 million in other real estate owned and $11.6 million in other repossessed assets. The allowance for loan losses at September 30, 2003 was $941.4 million and represented 1.19% (1.23% adjusting for the effect of consolidating Three Pillars) of period-end loans and 217.6% of nonperforming loans. SunTrust’s net charge-off and nonperforming asset levels continue to compare very favorably with the most recently published industry averages. Further, the Company believes trends in these areas are indicative of overall improving credit quality conditions.

At September 30, 2003, SunTrust had total assets of $126.7 billion. Equity capital of $9.2 billion represented 7.3% of total assets. Book value per share was $32.83, up 6% from September 30, 2002.

To view the corresponding financial tables and information, please refer to the Investor Relations section located under “About SunTrust” on our Web site at www.suntrust.com. This information may also be directly accessed via the quick link entitled “3rd Quarter Earnings Release” located at the lower right hand corner of the SunTrust homepage.

SunTrust management will host a conference call on October 9 at 8:30 a.m. (Eastern Time) to discuss the earnings results and business trends. Individuals are encouraged to call in beginning at 8:15 a.m. by dialing 1-888-822-9863 (Passcode 3Q03; Leader: Gary Peacock.). Individuals calling from outside the United States should dial 1-484-630-1854 (Passcode 3Q03; Leader: Gary Peacock).

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A replay of the call will be available beginning the afternoon of October 9 by dialing 1-888-566-0594 (domestic) or 1-402-998-0699 (international), and end at 5:00 p.m. Eastern time on October 17.

Alternatively, individuals may listen to the live webcast of the presentation by visiting the SunTrust Web site at www.suntrust.com. The webcast will be hosted under “Investor Relations” located under “About SunTrust” and may also be accessed directly from the SunTrust home page by clicking on the earnings related link, “3rd Qtr. Earnings Release”, found at the lower right-hand corner of the page. Beginning the afternoon of October 9, 2003, listeners may access an archived version of the presentation on the “Investor Relations” page. A link to the Investor Relations page is also found in the footer of the SunTrust home page.

SunTrust Banks, Inc., headquartered in Atlanta, Georgia, is one of the nation’s largest commercial banking organizations. The Company operates through an extensive distribution network primarily in Florida, Georgia, Maryland, Tennessee, Virginia and the District of Columbia and also serves customers in selected markets nationally. Its primary businesses include deposit, credit, trust and investment services. Through various subsidiaries the company provides credit cards, mortgage banking, insurance, brokerage and capital markets services. SunTrust’s Internet address is www.suntrust.com.

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This press release may contain forward-looking statements, as defined by federal securities law, which involve significant risks and uncertainties. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: changes in interest rates; changes in accounting principles, policies, or guidelines; significant changes in the economic scenario: significant changes in regulatory requirements; and significant changes in securities markets. SunTrust does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. Any such statements are made in reliance on the safe harbor protections provided under the Private Securities Act of 1995. For further information regarding SunTrust, please read the SunTrust reports filed with the SEC and available at www.sec.gov.